Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ASSETMARK FINANCIAL HOLDINGS, INC.

Incorporated under the Laws of the State of Delaware

As of July 17, 2019

ARTICLE I

OFFICES AND RECORDS

Section 1.1 Offices. The address of the registered office of AssetMark Financial Holdings, Inc. (the “Corporation”) and the name of the Corporation’s registered agent are as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as amended and/or restated from time to time, including the terms of any Certificate of Designation relating to a class or series of Preferred Stock, the “Certificate of Incorporation”). The Corporation may have other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

Section 1.2 Books and Records. The books and records of the Corporation shall be kept at its principal executive offices or such other place or places within or without the State of Delaware as may from time to time be designated by the Board of Directors.

Section 1.3 Defined Terms. Capitalized terms used in these Amended and Restated Bylaws (these “Bylaws”) without definition shall have the meanings assigned thereto in Article VII.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. An annual meeting of the stockholders of the Corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as may be determined by the Board of Directors. For so long as the Corporation is an “overseas subsidiary” of the Huatai Entities within the meaning of the rules and regulations of the China Securities Regulatory Commission, such other business shall include deliberation on the following with respect to the Corporation, as applicable: (i) the business and investment strategy, (ii) the annual budget, (iii) the election of directors, (iv) capitalization, (v) amendments to the Bylaws, (vi) business combinations, divestitures, dissolutions or liquidations, (vii) acquisitions and divestitures, loans, guarantees and related party transactions involving more than 10% of the assets of the Corporation and (x) other acquisitions and joint ventures, in the cases of clauses (i) through (x), to the extent such matters are not confidential and the Corporation would not otherwise be harmed by such disclosure. The Board of Directors may postpone, recess, reschedule or cancel any previously scheduled annual meeting of the stockholders of the Corporation.

Section 2.2 Special Meeting. Except as otherwise required by law or provided by the Certificate of Incorporation, special meetings of the stockholders of the Corporation may be called only by (1) the Chairperson of the Board of Directors (the “Chairperson”) or (2) the Board of Directors pursuant to a resolution adopted by the vote of a majority of the directors then in office. No business other than that stated in the Corporation’s notice of a special meeting of the stockholders (or any supplement thereto) shall be transacted at such special meeting. The Board of Directors or the Chairperson may postpone, recess, reschedule or cancel any special meeting of the stockholders previously scheduled.

Section 2.3 Place of Meeting. The Board of Directors or the Chairperson shall designate the place of meeting, if any, for any annual meeting and for any special meeting of the stockholders. Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation.

Section 2.4 Notice of Meeting. Written notice of any meeting of the stockholders, which notice shall state the place, if any, date and time of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting was called. Unless otherwise provided by the DGCL, such notice shall be given by the Corporation in any manner permitted by the DGCL and, unless otherwise required by applicable law, such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for notice of such meeting.

Section 2.5 Quorum and Adjournment.

(a) Except as otherwise required by express provision of applicable law, the rules or regulations of the Exchange, the Certificate of Incorporation or these Bylaws, which express provision shall govern, the presence, in person or represented by proxy, of the holders of a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote at a meeting of the stockholders shall constitute a quorum for the transaction of business at a meeting of the stockholders; provided, however, that, where a separate vote by a class or series or classes or series of Preferred Stock is required for a vote on a matter or specified business, the presence, in person or represented by proxy, of holders of a majority of the total voting power of all outstanding securities of such class or series or classes or series shall constitute a quorum entitled to take action with respect to the vote on that matter or specified business. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, unless and until such meeting is adjourned in accordance with Section 2.5(b).

(b) The chairperson of a meeting of the stockholders or the Board of Directors may adjourn a meeting of the stockholders from time to time, whether or not a quorum is present. No notice of the time and place, if any, of the adjourned meeting need be given if the place, if any, date and time of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present and vote at the adjourned meeting are announced at the meeting at which such adjournment is made. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with Section 2.4. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the meeting to be held following the adjournment, and shall give notice of such meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such meeting in accordance with Section 2.4. At the meeting duly held following the adjournment, the Corporation may transact any business which might have been transacted at the original meeting.

Section 2.6 Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing subscribed by such stockholder or by such stockholder’s attorney-in-fact, or by proxy sent by any other means (including electronic communication) permitted by law that results in a writing from such stockholder or such stockholder’s attorney-in-fact. Such proxy must be delivered to the secretary of the Corporation or his or her representative at or before the time of the meeting at which such proxy will be voted. No proxy shall be valid after three (3) years from the date of its execution, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.7 Conduct of Business. At each meeting of the stockholders, the Chairperson, if one shall have been elected, or in the Chairperson’s absence or if one shall not have been elected, the director designated by a majority of the directors present at such meeting, shall act as chairperson of the meeting. Except as otherwise provided by resolution of the Board of Directors, the Chairperson may also designate any other director or any officer or representative of the Corporation to act in his or her stead as chairperson of the meeting for any meeting of the stockholders. The secretary of the Corporation (or in the secretary’s absence or inability to act, the person whom the chairperson of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof. To the extent not prohibited by law, the Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as in the judgment of the chairperson of the meeting are appropriate for the proper conduct of the meeting, including determining the order of business to be conducted at the meeting.

Section 2.8 Nomination of Directors and Proposals of Other Business.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and proposals of other business to be considered by the stockholders at an annual meeting of the stockholders may be made only (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors or any committee thereof or (3) by any stockholder of the Corporation (A) who is a stockholder of record at the time of giving of notice provided for in Section 2.8(a)(ii) and Section 2.8(a)(iii) and at the time of the annual meeting, (B) who is entitled to vote at the meeting upon such election of directors or upon such business, as the case may be, and (C) who complies with the procedures set forth in this Section 2.8; except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal.

(ii) For nominations of persons for election to the Board of Directors or proposals of other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.8(a)(i)(3), the subject matter of any proposed business must be proper for stockholder action at such meeting and the stockholder (1) must have given timely notice thereof in writing to the secretary of the Corporation and (2) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.8. To be timely, a stockholder’s notice shall be delivered to, or mailed to and received by, the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 120th day, nor later than 5:00 p.m. Eastern Time on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of any annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder, to be timely, must be so delivered, or mailed and received, not earlier than the 120th day prior to such annual meeting and not later than 5:00 p.m. Eastern Time on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the day on which notice of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, postponement or recess of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of the first annual meeting following the initial public offering of the Common Stock, the date of the first anniversary of the preceding year’s annual meeting shall be deemed to be September 15, 2020.

(iii) Notwithstanding anything in Section 2.8(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of the stockholders is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of the stockholders, a stockholder’s notice required by this Section 2.8(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it is received by the secretary of the Corporation at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the 10th day following the day on which such public announcement is first made by the Corporation (it being understood that such notice must nevertheless comply with the requirements of this Section 2.8(a) and Section 2.8(c)).

(b) Special Meetings of Stockholders.

(i) Except as otherwise required by law or fixed pursuant to any Certificate of Designation relating to the rights of the holders of any series of Preferred Stock then outstanding, directors may only be elected at a special meeting of the stockholders if so determined by the Board of Directors or any authorized committee thereof. If the business stated in the Corporation’s notice of a special meeting of the stockholders includes electing one or more directors to the Board of Directors, nominations of persons for election to the Board of Directors at such special meeting may be made, subject to any rights provided to any series of Preferred Stock then outstanding, (x) by or at the direction of the Board of Directors or any committee thereof or (y) by any stockholder of the Corporation (A) who is a stockholder of record at the time of giving of notice provided for in Section 2.8(b)(ii) and at the time of the special meeting, (B) who is entitled to vote at such meeting and upon such election and (C) who complies with the notice procedures set forth in this Section 2.8(b) and Section 2.8(c); provided, however, that a stockholder may nominate persons for election at a special meeting only to such position(s) as specified in the Corporation’s notice of the meeting.

(ii) If a special meeting has been called in accordance with the terms of these Bylaws for the purpose of electing one or more directors to the Board of Directors, then for nominations of persons for election to the Board of Directors to be properly brought before such special meeting by a stockholder pursuant to this Section 2.8(b), the stockholder (1) must have given timely notice thereof in writing and in the proper form to the secretary of the Corporation at the principal executive offices of the Corporation and (2) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.8. To be timely, a stockholder’s notice relating to a special meeting shall be delivered to, or mailed to and received by, the secretary of the Corporation at the principal executive offices of the Corporation not earlier than 5:00 p.m. Eastern Time on the 120th day prior to such special meeting and not later than 5:00 p.m. Eastern Time on the later of (A) the 90th day prior to such special meeting and (B) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment, postponement or recess of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this Section 2.8(b), such notice shall set forth the information required by Section 2.8(c). For purposes of this Section 2.8(b)(ii), “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(c) Form of Notice.

(i) To be in proper form for purposes of this Section 2.8, a stockholder’s notice to the secretary of the Corporation (whether pursuant to Section 2.8(a) or Section 2.8(b)) must set forth:

(1) as to each Proposing Person: (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (provided, that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future); (C) a description of any agreement, arrangement or understanding between or among such Proposing Person and any other person or persons (including their names) acting in concert with such Proposing Person in connection with the proposal of such nomination or other business; and (D) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation or similar right, hedging transaction and borrowed or loaned security) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk of or accrue a benefit from share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the Corporation’s securities;

(2) if such notice pertains to the nomination by the stockholder of a person or persons for election to the Board of Directors (each, a “Nominee”), as to each Nominee, (A) the name, age, business and residential addresses and principal occupation or employment of the Nominee; (B) all other information relating to the Nominee that would be required to be disclosed about such Nominee if proxies were being solicited for the election of the Nominee as a director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (C) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such Nominee has with any other person or entity other than the Corporation including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”); (D) such Nominee’s written consent to being named in the Corporation’s proxy statement as a Nominee and to serving as a director if elected; and (E) all information with respect to such Nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.8 if such nominee were a Proposing Person;

(3) if the notice relates to any business other than the nomination of persons for election to the Board of Directors that the stockholder proposes to bring before the meeting, (A) a reasonably brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting, (D) any direct or indirect material interest in such business of each Proposing Person and any other person or persons with whom each Proposing Person has any agreement, arrangement or understanding in connection with such proposal; and (E) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action;

(4) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(5) a representation as to whether any Proposing Person intends or is part of a group that intends to (A) deliver a proxy statement and/or form-of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise solicit proxies from stockholders in support of such proposal or nomination; and

(6) any other information relating to such stockholder, Proposing Person, beneficial owner, if any, Nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act.

(ii) If requested by the Corporation, the information required under Section 2.8(c)(i)(1) shall be supplemented by such stockholder not later than ten (10) days after the record date for the meeting to disclose such information as of the record date. In addition, a stockholder seeking to nominate a director candidate or bring other business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(d) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to be elected at an annual or special meeting of directors to serve as directors and only such business shall be conducted at a meeting of the stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or business was not made or proposed in compliance with this Section 2.8, to disregard such non-compliant proposal or nomination.

(ii) Notwithstanding anything to the contrary in this Section 2.8, unless otherwise required by law, if the nominating or proposing stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of the stockholders of the Corporation to present the nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.8, to be considered a qualified representative of such stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of the stockholders and such representative must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of the stockholders.

(iii) To be eligible to be a Nominee for election as a director, the proposed Nominee must provide to the secretary of the Corporation in accordance with the applicable time periods prescribed for delivery of notice under Section 2.8(a)(ii), Section 2.8(a)(iii) or Section 2.8(b)(ii): (1) a completed D&O questionnaire (in the form provided by the secretary of the Corporation at the request of the nominating stockholder) containing information regarding the Nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed Nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, (2) a written representation that, unless previously disclosed to the Corporation, the Nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such Nominee, if elected as a director, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law, (3) a written representation and agreement that, unless previously disclosed to the Corporation pursuant to Section 2.8(c)(i)(2)(C), the Nominee is not and will not become a party to any Third-Party Compensation Arrangement and (4) a written representation that, if elected as a director, such Nominee would be in compliance and will continue to comply with the Corporation’s corporate governance guidelines as disclosed on the Corporation’s website, as amended from time to time. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to such Nominee. The Corporation may require any proposed Nominee to furnish such other information as it may reasonably require to determine (A) the eligibility of such proposed Nominee to serve as a director of the Corporation, and (B) whether such Nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, any Exchange rule or regulation, or any corporate governance guideline or committee charter of the Corporation.

(iv) Without limiting the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.8. For the avoidance of doubt, any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.8, and compliance with Section 2.8(a), Section 2.8(b) and this Section 2.8(c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.8(d)(v)). Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or directors or any other business proposal.

(v) Notwithstanding anything to the contrary contained in these Bylaws (except for the first sentence of Section 2.8(d)(iv)), the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.8 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of the stockholders. Notwithstanding anything to the contrary contained in these Bylaws (except for the first sentence of Section 2.8(d)(iv)), nothing in this Section 2.8 shall be deemed to affect any rights of the holders of any outstanding class or series of Preferred Stock, voting as a class or series separately from the holders of Common Stock, to elect directors pursuant to any Certificate of Designation relating to a series of Preferred Stock or the Certificate of Incorporation.

Section 2.9 Required Vote.

(a) At all meetings of stockholders, each stockholder shall be entitled to such number of votes, if any, for each share of stock entitled to vote and held of record by such stockholder as set forth in the Certificate of Incorporation, subject to any powers, restrictions or qualifications set forth in the Certificate of Incorporation. Any share of capital stock of the Corporation held by the Corporation or any of its majority-owned subsidiaries in treasury shall not be shares entitled to vote at, or to be counted in determining the presence of a quorum for, any meeting of the stockholders.

(b) Except as otherwise required by any express provision of applicable law, the rules or regulations of the Exchange, the Certificate of Incorporation or these Bylaws, which express provision shall govern, when a quorum is present, in all matters other than the election of directors, the affirmative vote of the holders of shares of capital stock representing a majority of the votes cast at the meeting and entitled to vote on the matter shall be the act of the stockholders. If a separate vote by a class or series or classes or series of stock is required with respect to any matter brought before a meeting, in all matters other than the election of directors, such matter shall be decided by the affirmative vote of the holders of shares of such class or series or classes or series representing a majority of the votes cast at such meeting and entitled to vote on such matter, unless such matter is one upon which a different vote is required by any express provision of applicable law, the rules or regulations of the Exchange, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern. Abstentions and broker non-votes shall not be counted as votes cast. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding to elect additional directors under specific circumstances, as may be set forth in the Certificate of Designation for such class or series of Preferred Stock, each director shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of such director. All such votes may be cast in person or by proxy as provided in Section 2.6.

(c) The Board of Directors, in its discretion, or the chairperson of the meeting, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(d) No stockholder shall be entitled to exercise any right of cumulative voting.

Section 2.10 Inspectors of Elections; Opening and Closing the Polls. The Corporation may appoint, and if required by law shall appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of the inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL and other applicable law. The chairperson of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.11 Stock List. The Corporation shall prepare, at least ten (10) days prior to each meeting of the stockholders, a complete list of stockholders entitled to vote at such meeting of the stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder included therein, for any purpose germane to such meeting, for a period of at least ten (10) days prior to such meeting as required by the DGCL (i) on a reasonably accessible electronic network, provided, however, that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation included in such list of stockholders. If the meeting of the stockholders is to be held at a place, then a list of stockholders entitled to vote at such meeting shall be produced and kept at the place of such meeting during the full duration thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to examination by any stockholder included therein during the full duration of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger of the Corporation shall be the only evidence as to the stockholders entitled to examine the stock list required by this Section 2.11 or to vote in person or by proxy at any meeting of the stockholders.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.2 Number and Term. The Board of Directors shall consist of seven (7) directors, or such other number as determined from time to time by one or more resolutions adopted by the affirmative vote of a majority of the Board of Directors. The term of each director shall be determined in the manner specified in the Certificate of Incorporation. Directors need not be stockholders of the Corporation to be qualified for election or service as a director.

Section 3.3 Chairperson. The Chairperson shall have such powers and duties as may from time to time be specified by the Board of Directors or these Bylaws. The Board of Directors shall elect a Chairperson from among its members by a vote of a majority of directors then in office.

Section 3.4 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall be established by the Board of Directors (or by the Chairperson in the absence of a determination by the Board of Directors) from time to time and publicized among all directors. After the place(s), date(s) and time(s) of such regular meetings of the Board of Directors shall have been once given to each director, notice of each regular meeting shall not be required. For so long as the Corporation is an “overseas subsidiary” of the Huatai Entities within the meaning of the rules and regulations of the China Securities Regulatory Commission, the Board of Directors shall, at least annually, discuss the following with respect to the Corporation, as applicable: (i) acquisitions and divestitures, loans, guarantees and related party transactions involving more than 5% but less than 10% of the assets of the Corporation that exceed ¥5 million in value, (ii) the creation of internal management departments, (iii) appointments or dismissals of individuals in charge of internal management departments, including compliance, risk management, financial affairs and human resources, and the performance assessment and remuneration of such individuals and (iv) significant regulatory compliance, internal controls and risk management matters.

Section 3.5 Special Meetings. Special meetings of the Board of Directors shall be called by (i) the Chairperson, (ii) the Chief Executive Officer or (iii) directors representing a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, date and time of such special meetings. Notice of such special meetings shall be given to each director (i) at least four (4) days prior to the day on which such meeting is to be held, if notice is given by mail, addressed to such director at such director’s residence or usual place of business, or (ii) at least twenty-four (24) hours before the meeting, if notice is given to each director personally or by telephone, facsimile, electronic mail or other electronic transmission. Such notice need not specify the purposes of such special meeting. Notice of a special meeting may be waived by a director in accordance with Section 6.5.

Section 3.6 Action by Consent of Board of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.7 Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or any committee thereof by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear and communicate with each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8 Organization. The Chairperson shall, if present, preside at all meetings of the Board of Directors. In the absence of the Chairperson, or if a Chairperson has not been elected, the Chief Executive Officer shall preside at all meetings of the Board of Directors. The Chief Executive Officer may also preside at any such meeting attended by the Chairperson if he or she is so designated by the Chairperson. If the Chairperson and the Chief Executive Officer are both not present at a meeting of the Board of Directors, directors representing a majority of the directors present at such meeting shall elect one (1) of their members to preside at such meeting. The secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 3.9 Quorum; Voting; Adjournment. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the Board of Directors shall constitute a quorum for the transaction of business and, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The Board of Directors may adjourn a meeting from time to time (whether or not a quorum is present) without notice if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken. If at any meeting of the Board of Directors there shall be less than a quorum present, the directors present thereat shall adjourn the meeting, which may be without notice other than announcement at the meeting, until a quorum is present. At the meeting duly held following the adjournment, the Board of Directors may transact any business which might have been transacted at the original meeting. Each director shall be entitled to cast a number of votes as determined pursuant to the Certificate of Incorporation or, if silent, according to law.

Section 3.10 Committees of the Board of Directors.

(a) The Board of Directors may from time to time designate one or more committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Unless otherwise provided in the resolution establishing a committee of the Board of Directors, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Each director appointed to a committee of the Board of Directors shall be entitled to cast such number of votes that such director has in meetings of the full Board of Directors.

(b) Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors. Any director of the Corporation may resign from any committee of the Board of Directors at any time, by giving notice in writing or by electronic transmission to the Chairperson, the Chief Executive Officer or the secretary of the Corporation and to the chairperson of such committee, if any. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

(c) Each committee of the Board of Directors may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise required by applicable law or provided herein or in the resolution establishing a committee of the Board of Directors, the presence of directors representing a majority of the members of the committee shall constitute a quorum of such committee. Adequate provision shall be made for notice to committee members of all meetings. If a quorum shall not be present at any meeting of any committee of the Board of Directors, the directors present thereat may adjourn the meeting without further notice. Unless otherwise required by applicable law or provided herein or in the resolution establishing a committee of the Board of Directors, the act of a majority of the directors present at a meeting of a committee at which a quorum is present shall be the act of such committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

(d) Any such committee, to the extent provided for in the resolution of the Board of Directors designating the committee and subject to applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, no committee shall have such power or authority in reference to any of the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by DGCL to be submitted to stockholders for approval or (ii) altering, amending or repealing any Bylaw, or adopting any new Bylaw, or the Corporation.

Section 3.11 Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation.

Section 3.12 Resignation. Any director may resign from the Board of Directors at any time by giving notice of such resignation in writing or by electronic transmission to the Board of Directors, the Chief Executive Officer or the secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time of such resignation is not so specified, upon receipt thereof, and, unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

Section 3.13 Newly Created Directorships; Vacancies. Except as otherwise provided by applicable law, vacancies occurring in any directorship (whether by death, resignation, removal or otherwise) and newly created directorships resulting from any increase in the number of directors shall be filled, and the terms of such directorships shall be determined, in accordance with the Certificate of Incorporation.

Section 3.14 Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors, and of any committee thereof, and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

Section 3.15 Compensation. The Board of Directors shall have authority to determine from time to time the amount of any compensation, including fees and reimbursement of expenses, that shall be paid to its members for their services as directors and as members of standing or special committees of the Board of Directors. Members of special or standing committees may be allowed additional compensation for service as committee members. The Board of Directors shall also have the power, in its discretion, to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.16 Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more class or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors and any Certificate of Designation pursuant to the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of Section 3.2, Section 3.11 or Section 3.13 unless otherwise provided therein.

ARTICLE IV

OFFICERS

Section 4.1 Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including a President, a Chief Financial Officer, General Counsel, one or more Controllers and one or more Vice Presidents, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary. For so long as the Corporation is an “overseas” subsidiary of the Huatai Entities within the meaning of the rules and regulations of the China Securities Regulatory Commission, each senior executive officer of the Corporation shall (i) be familiar with the relevant laws, rules and regulations applicable to the Corporation, and have no record of violating any such law or regulation in the last three years and (ii) have five or more years of work experience in securities, funds or other financial fields and the business management capability required for performing his or her responsibilities.

Section 4.2 Appointment; Term of Office. The principal officers of the Corporation shall be appointed by the Board of Directors in the manner determined by the Board of Directors. Each such principal officer shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.3 Subordinate Officers. In addition to the principal officers referred to in Section 4.1 herein, the Corporation may have such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4.4 Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

Section 4.5 Remuneration. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors.

Section 4.6 Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 4.7 Resignations. Any officer may resign at any time by giving notice of such resignation in writing or by electronic transmission to the Board of Directors or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and remove such officer. Any such resignation shall take effect at the time specified therein or, if not specified therein, upon receipt thereof, and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

ARTICLE V

STOCK

Section 5.1 Stock Certificates and Transfers. The shares of the Corporation shall be uncertificated, provided that the Board of Directors may provide by resolution that some or all of the shares of any or all classes or series of the Corporation’s stock shall be represented by certificates. Except as otherwise required by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of shares represented by certificates shall be entitled to a certificate or certificates signed by, or in the name of, any two authorized officers of the Corporation, representing the number of shares registered in certificate form. Any or all of such signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.2 Record Date.

(a) To enable the Corporation to determine the stockholders entitled to notice of any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting of the stockholders. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the meeting to be held following the adjournment, and in such case shall also fix as the record date for stockholders entitled to notice of such meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5.2 at the meeting to be held following the adjournment.

(b) Unless the ability of stockholders to act by written consent is otherwise restricted by the Certificate of Incorporation or these Bylaws, to enable the Corporation to determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) To enable the Corporation to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.3 Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 5.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

Section 5.5 Transfer and Registry Agents. If represented by certificates, shares of the stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If uncertificated, shares of capital stock of the Corporation shall be transferable only upon delivery of a duly executed instrument of transfer. If the Corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 5.6 Authority for Additional Rules Regarding Transfer. The Board of Directors shall, to the fullest extent permitted by law, have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Fiscal Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year, unless otherwise determined by the Board of Directors.

Section 6.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the DGCL and the Certificate of Incorporation.

Section 6.3 Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors, the Chief Executive Officer or any other authorized officer of the Corporation, and shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.4 Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of the stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 6.5 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission from the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or any committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.6 Amendments. These Bylaws or any of them may be altered, amended or repealed, or new Bylaws may be made, in the manner set forth in the Certificate of Incorporation.

ARTICLE VII

CERTAIN DEFINITIONS

The following capitalized terms and other terms shall have the meanings assigned thereto in this Article VII:

“Affiliate” of any person means any entity that controls, is controlled by, or is under common control with such person. “Affiliated” shall have a correlative meaning.

“beneficial owner” and “beneficial ownership” (including the term “beneficially own”) shall have the meanings given to such terms in the Certificate of Incorporation.

“Certificate of Designation” means a certificate filed pursuant to the DGCL setting forth the terms of a series of Preferred Stock.

“Common Stock” has the meaning given to such term in the Certificate of Incorporation.

“DGCL” means the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

“Exchange” means any securities exchange, over-the-counter market or other trading market on which the securities of the Corporation are listed or quoted for trading, if any.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Huatai” means Huatai International Investment Holdings Limited, a company organized under the laws of the Cayman Islands, any of its successors by way of merger, consolidation or share exchange, any acquiror of all or substantially all of its assets and any person of which Huatai International Investment Holdings Limited becomes a Subsidiary.

“Huatai Entities” means Huatai and each of its Affiliates (other than the Corporation or any of its Subsidiaries).

“person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, including governmental authorities; each reference to a “record holder” or “record owner” of shares, if a natural person, shall be deemed to include in his or her representative capacity a guardian, committee, executor, administrator or other legal representative of such natural person or record holder.

“Preferred Stock” has the meaning given to such term in the Certificate of Incorporation.

“Proposing Person” shall mean (1) the stockholder giving the notice required by Section 2.8(a) or Section 2.8(b), (2) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given and (3) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

“Subsidiary” means, as to any person, a corporation, partnership, limited liability company, joint venture, association or other legal entity (1) in which such person beneficially owns voting interests representing 50% or more in voting power of the outstanding voting interests or (2) if no governing body exists at such legal entity, in which such person beneficially owns capital stock, partnership interests, limited liability company interests or other ownership interests representing 50% or more in voting power of such ownership interests, with such person being deemed to have beneficial ownership of 50% or more in voting power of such voting interests or ownership interests of a partnership or limited liability company if such person or a Subsidiary of such person (or a combination thereof) shall be, or shall control (directly or indirectly), the sole general partner or the managing general partner of such partnership or the managing member of such limited liability company.

“Total Voting Power” shall have the meaning given to such term in the Certificate of Incorporation.

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